Consent of Independent Registered Public Accounting Firm


We consent to the use in this Registration Statement on Form N-2/A of our report dated March 15, 2009 relating to the financial statements of Ametrine Capital appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus.



                                              /s/ Ziv Haft
                                        ----------------------------
                                                 Ziv Haft
                                    Certified Public Accountants (Isr.)
                                               BDO Member Firm


Tel-Aviv, Israel
March 17, 2009